                                                                    EXHIBIT 25

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                         ---------------------------

                                  FORM T-1

             Statement of Eligibility and Qualification Under the
                Trust Indenture Act of 1939 of a Corporation
                        Designated to Act as Trustee
                           -----------------------

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                           TO SECTION 305(B)(2)____

                          -------------------------

                   CHASE MANHATTAN BANK AND TRUST COMPANY,
                            NATIONAL ASSOCIATION
             (Exact name of trustee as specified in its charter)


                                 95-4655078
                    (I.R.S. Employer Identification No.)

                                 Suite 2725
              101 California Street, San Francisco, California
                  (Address of principal executive offices)

                                    94111
                                 (Zip Code)

                             ------------------

                         EXODUS COMMUNICATIONS, INC.
             (Exact name of Obligor as specified in its charter)

                                  Delaware
       (State or other jurisdiction of incorporation or organization)

                                 77-0403076
                    (I.R.S. Employer Identification No.)

                          2650 San Tomas Expressway
                           Santa Clara, California
                  (Address of principal executive offices)

                                    95051
                                 (Zip Code)

                      --------------------------------

                  10 3/4% Senior Notes Due December 15, 2009
                        (Title of Indenture securities)
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Item 1.  General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.
         Board of Governors of the Federal Reserve System, Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  Affiliations with Obligor.

    If the Obligor is an affiliate of the trustee, describe each such affiliation.

    None.

Item 4.  Trusteeships under Other Indentures

    (a) Title of securities outstanding under each such other indenture. $200,000,000 11 1/4% Senior Notes due 2008 issued under Indenture dated as of July 1, 1998

         $250,000,000 5% Convertible Subordinated Notes due March 15, 2006 issued under Indenture dated as of March 1, 1999

         $75,000,000 11 1/4% Senior Notes due 2008 issued under Indenture dated as of July 1, 1998

Item 16. List of Exhibits.

   List below all exhibits filed as part of this statement of eligibility.

   Exhibit 1.  Articles of Association of the Trustee as Now in Effect (see
               Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329 which is incorporated by reference).

   Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

   Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 5.  Not Applicable

   Exhibit 6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).
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   Exhibit 7.  A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

   Exhibit 8.  Not Applicable

   Exhibit 9.  Not Applicable



                               SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 28th day of January 2000.

                            CHASE MANHATTAN BANK AND TRUST
                            COMPANY, NATIONAL ASSOCIATION


                              By /s/ Cecil D. Bobey
                                 -------------------
                                 Cecil D. Bobey
                                 Assistant Vice President
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
Exhibit 7.  Report of Condition of the Trustee.
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
Consolidated Report of Condition of  Chase Manhattan Bank and Trust Company, N.A.
                                    ---------------------------------------------------------------------
                                         (Legal Title)

Located at  1800 Century Park East, Ste. 400      Los Angeles,         CA                      94111
            ---------------------------------------------------------------------------------------------
            (Street)                                  (City)         (State)                   (Zip)

as of close of business on  September 30, 1999
                            -----------------------
=========================================================================================================
=========================================================================================================

ASSETS  DOLLAR AMOUNTS IN THOUSANDS
1.      Cash and balances due from
           a. Noninterest-bearing balances and currency and coin (1,2)                          1,617
           b. Interest bearing balances (3)                                                         0
2.      Securities
           a. Held-to-maturity securities (from Schedule RC-B, column A)                            0
           b. Available-for-sale securities (from Schedule RC-B, column D)                      1,224
3.      Federal Funds sold (4) and securities purchased agreements to resell                   67,240
4.      Loans and lease financing receivables:
           a. Loans and leases, net of unearned income (from Schedule RC-C)            197
           b. LESS: Allowance for loan and lease losses                                  0
           c. LESS: Allocated transfer risk reserve                                      0
           d. Loans and leases, net of unearned income, allowance, and
              reserve (item 4.a minus 4.b and 4.c)                                                197
5.      Trading assets                                                                              0
6.      Premises and fixed assets (including capitalized leases)                                  185
7.      Other real estate owned (from Schedule RC-M)                                                0
8.      Investments in unconsolidated subsidiaries and associated companies
        (From Schedule RC-M)                                                                        0
9.      Customers liability to this bank on acceptances outstanding                                 0
10.     Intangible assets (from Schedule RC-M)                                                  1,114
11.     Other assets (from Schedule RC-F)                                                       1,557
12a.    TOTAL ASSETS                                                                           73,134

(1)  includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)  includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.

LIABILITIES

13.     Deposits:
           a. In domestic offices (sum of totals of columns A and C from
              Schedule RC-E)                                                                  42,542
                 (1) Noninterest-bearing                                         8,705
                 (2) Interest-bearing                                           33,837
           b. In foreign offices, Edge and Agreement subsidiaries, and
              IBF'
                 (1) Noninterest-bearing
                 (2) Interest-bearing
14.     Federal funds purchased (2) and securities sold under agreements
        to repurchase                                                                              0
15.     a. Demand notes issued to the U.S. Treasury                                                0
        b. Trading liabilities                                                                     0
16.     Other borrowed money (includes mortgage indebtedness and
        obligations under capitalized leases):
        a. With a remaining maturity of one year or less                                           0
        b. With a remaining maturity of more than one year through
        three years                                                                                0
        c. With a remaining maturity of more than three years                                      0
17.     Not applicable
18.     Bank's liability on acceptances executed and outstanding                                   0
19.     Subordinated notes and Debentures (3)                                                      0
20.     Other liabilities (from Schedule RC-G)                                                 4,869
21.     Total liabilities (sum of items 13 through 20)                                        47,411
22.     Not applicable

EQUITY CAPITAL

23.     Perpetual preferred stock and related surplus                                              0
24.     Common stock--                                                                           600
25.     Surplus (exclude all surplus related to preferred stock)                              12,590
26.     a. Undivided profits and capital reserves                                             12,533
        b. Net unrealized holding gains (losses) on available-for-sale                             0
        securities
27.     Cumulative foreign currency translation adjustments
28.     a. Total equity capital (sum of items 23 through 27)                                  25,723
29.     Total liabilities, equity capital, and losses deferred
        pursuant to 12 U.S.C. 1823 (j) (sum of items 21 and 28.c)                             73,134

Memorandum
   To be reported only with the March Report of Condition
   1.  Indicate in the box at the right the number of the statement below that best describes The most comprehensive level of
       auditing work performed for the bank by independent external
       auditors as of any date during 1998                                                       N/A

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